Exhibit 10.22

STANDARD FORM

RESTRICTED SHARE AWARD

Granted by

SES Holdings Pte. Ltd.

Under the 2021 Share Incentive Plan

This Restricted Share Award is and shall be subject in every respect to the provisions of the Company’s (as defined in the Plan) 2021 Share Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Restricted Share Award (the “Holder”) hereby accepts this Restricted Share Award subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder: [ ]

2.	Date of Grant: [ ]

3.	Number of Restricted Shares granted under this Restricted Share Award: [ ] ordinary shares in the capital of the Company.

4.

Vesting Schedule: Subject to the Holder being in continued service with the Company at such time, 25% of the shares granted shall vest on the first year anniversary of the date of grant, and following the first year anniversary of the date of grant, and additional 2.0833% of the shares granted shall vest on the last day of each one month period thereafter; so that this Restricted Share Award shall be fully vested on the fourth anniversary of the date of grant. All vesting shall cease upon the date of cessation of service . For the purposes of this Restricted Share Award, the Holder shall be deemed to have ceased to be providing services as of the date the notice of termination of service is tendered or given, unless such notice is withdrawn prior to its effective date.

5.

Company’s Right of First Refusal. Prior to the effective date of a registration statement under the US Securities Act, any shares issued pursuant to this Restricted Share Award shall be subject to the Company’s right of first refusal as set forth at Appendix A.

6.

Lock-Up Agreement. The Holder agrees that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the US Securities Act, for a period of time (not to exceed one hundred and eighty (180) days, plus such additional number of days (not to exceed thirty five (35)) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the US Securities Act for such offering, the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares of the Company owned or controlled by him or her, without the prior written consent of the Company and such underwriters.

7.

Tax Withholding. The Company shall have the authority and right to deduct or withhold, or require the Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the shares granted under the Restricted Share Award. The Company shall not be obligated to deliver any shares to the Holder unless and until the Holder shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Holder resulting from the grant or vesting of the shares or the issuance of the shares.

8.

Requirements of Law. The Restricted Share Award and the obligation of the Company to deliver shares hereunder shall be subject in all respects to (i) all applicable federal, state and local laws, rule, and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Company, in its discretion, determines to be necessary or applicable..

9.

Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, SES Holdings Pte. Ltd., 1 Robinson Road, #18-00 AIA Tower, Singapore 048542, attention of the CEO of SES Holdings Pte. Ltd., or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Restricted Share Award, or caused this Restricted Share Award to be executed, as of the Date of Grant.

SES Holdings Pte. Ltd.

By:

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Restricted Share Award (including Appendix A hereto), and agrees to the terms of this Restricted Share Award and the Plan.

Holder

APPENDIX A

Right of First Refusal

1. General. Prior to the effective date of a registration statement under the Securities Act of 1933, as amended (the “US Securities Act”), covering any shares of the Company (“Shares”) and until such time as the Company shall have effected a public offering of its Shares registered under the US Securities Act, in the event that, at any time when the Holder (which term for purposes of this section shall mean the Holder and his or her executors, administrators and any other person to whom this Restricted Share Award may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued pursuant to the Restricted Share Award, the Holder shall first offer such shares to the Company by giving written notice of the Holder’s desire so to sell, assign or transfer such shares.

2. Notice of Intended Transfer. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein.

3. Company to Accept or Decline Within Thirty (30) Days. The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within thirty (30) days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have sixty (60) days after such acceptance within which to purchase the offered shares at a price per share as aforesaid. If within the applicable time periods the Holder does not receive notice of the Company’s intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within ninety (90) days from the date of the Holder’s written notice to the Company of the Holder’s intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Restricted Share Award applicable to the transfer of such shares.

4. Transferred Shares to Remain Subject to Right of First Refusal. Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Appendix A. As a condition to such transfer, such transferee shall execute and deliver all such documents as the Company may require to evidence the binding agreement of such transferee so to remain subject to the rights of the Company.

5. Remedies of Company. No sale, assignment, pledge or other transfer of any of the shares covered by this Restricted Share Award shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Appendix A have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Appendix A. If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the

Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

6. Shares Subject to Right of First Refusal. For purposes of the Right of First Refusal pursuant to this Appendix A, the term “shares” shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his or her ownership of Shares issued pursuant to the Restricted Share Award, in connection with any share dividend, liquidating dividend, share split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

7. Legends on Share Certificates. Any certificate representing shares subject to the provisions of this Appendix A may have endorsed thereon one or more legends, substantially as follows:

(i)

“Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii)

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred unless such shares have been registered under the said Act or unless the Company has received an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

8. Right of First Refusal to Lapse Upon Registration. The restrictions imposed by this Appendix A shall terminate in all respects upon the effective date of a registration statement under the US Securities Act covering any of the Company’s Shares.

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